Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

INVESTORS: Investor Relations 1-866-557-7474 x6606 MEDIA: Alecia Pulman (917) 881-6747 Alecia.pulman@icrinc.com

SPIRIT FINANCE CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE THE REAL ESTATE OF SHOPKO STORES FOR $815.3 MILLION

SCOTTSDALE, Ariz., May 10, 2006 — Spirit Finance Corporation (NYSE: SFC), a real estate investment trust (REIT) focused on single tenant, operationally essential real estate, today announced the signing of a definitive agreement to acquire the real estate assets of ShopKo Stores, Inc. (“ShopKo”) for approximately $815.3 million. The assets will be acquired from SKO Group Holding Corp. (“SKO”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), and include approximately 112 ShopKo properties and 66 Pamida properties. The operating assets of ShopKo and Pamida will remain with subsidiaries of SKO.

Spirit Finance will acquire the real estate assets by purchasing 100% of the outstanding stock of ShopKo Stores, Inc. and will enter into long-term triple net lease agreements with affiliates of SKO which will continue to manage the existing operations of the retail locations and all related corporate functions. Spirit Finance’s purchase will be partially financed through Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc. with long-term fixed rate debt financing secured by the real estate assets of ShopKo. The remainder of the purchase price will be funded through existing cash available and/or borrowings on the Company’s short-term credit facilities, which will be paid down through anticipated equity offerings in the future. The acquisition of the real estate is subject to customary closing conditions and is expected to be completed by the end of the second quarter 2006.

Mr. Christopher H. Volk, President and Chief Executive Officer, stated, “The ShopKo transaction will be our largest undertaking since the inception of Spirit and is a significant milestone in our growth. It symbolizes Spirit Finance’s mission, which is to add value to our clients by using sale-leaseback financing to lower their cost of capital. This transaction bolsters our position as one of the fastest growing REITs as measured by annual FFO per share growth. ShopKo meets our basic investment policy of having rational asset values, a strong credit history, a sound business plan and an effective management team, combined with Sun Capital’s proven track record of sponsorship. Our shareholders should expect that we will continue disciplined growth of Spirit Finance as we grow into greater portfolio diversity and achieve greater size and scale.”

Mr. Paul White, President and Chief Merchandising Officer of ShopKo Stores Operating Co., LLC and Mr. Larry Johnson, President and Chief Executive Officer, of Pamida Stores Operating Co., LLC, jointly commented, “We are very pleased to execute a large and flexible sale leaseback transaction designed for the unique and separate needs of the ShopKo and Pamida brands. This transaction significantly de-leverages ShopKo and Pamida and, by disposing of substantially all of our real estate in one event, has eliminated the management burden that multiple real estate dispositions would require, allowing our management teams to focus on continuing to improve operations, growing our store base, and delivering value to our loyal customers. We have enjoyed working with Spirit Finance and look forward to closing the transaction in an expeditious manner.”

Goldman, Sachs & Co. acted as financial advisor to SKO. Citigroup Corporate and Investment Banking acted as financial advisor to Spirit Finance. Morgan Lewis & Bockius LLP and Klehr, Harrison, Harvey, Branzburg & Ellers LLP acted as legal advisors to SKO and ShopKo. Kutak Rock LLP acted as legal advisor to Spirit Finance.

Conference Call

Spirit Finance will hold a conference call and webcast to discuss first quarter 2006 earnings and the ShopKo transaction, including the transaction structure, debt financing and related equity capital needs, at 8:30 a.m. (Eastern Time) today. Hosting the call will be Morton Fleischer, Chairman, Christopher Volk, President and Chief Executive Officer, and Catherine Long, Chief Financial Officer.

The call will be webcast live over the Internet at www.spiritfinance.com under the section entitled “Investors.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 289-0743 or (913) 981-5546 for international callers.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 9420621. The replay will be available from May 10, 2006 through May 17, 2006 and will be archived for a limited time on Spirit Finance Corporation’s website.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies. The Company’s core markets include free-standing automotive dealers, parts and service facilities, drugstores, educational facilities, movie theatres, restaurants, supermarkets, and other retail, distribution and service businesses. Additional information about Spirit Finance Corporation is available at http://www.spiritfinance.com

About ShopKo Stores Operating Co., LLC

ShopKo Stores Operating Co., LLC is a retailer of quality goods and services with 135 ShopKo stores and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept, located in 13 Midwest, Mountain, and Pacific Northwest states, providing quality name-brand merchandise, pharmacy, and optical services in mid-sized to larger cities. For more information about ShopKo or ShopKo Express Rx, please visit www.shopko.com.

About Pamida Stores Operating Co., LLC

Pamida Stores Operating Co., LLC is a general merchandise retailer with 216 Pamida stores, of which 116 contain pharmacies, which bring value and convenience close to home in small, rural communities in 16 Midwest, North Central, and Rocky Mountain states. For more information about Pamida, please visit www.pamida.com.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 115 companies worldwide with combined sales in excess of $30.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, London, and Shenzhen.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.